$14,000,000
                               CREDIT AGREEMENT


                                 July 20, 1998


                                    between


                            VICON INDUSTRIES, INC.

                                      and

                         KEYBANK NATIONAL ASSOCIATION

            CREDIT AGREEMENT (the "Agreement") dated July 20, 1998 between Vicon Industries, Inc., 89 Arkay Drive, Hauppauge, New York 11788 ("Borrower") and KeyBank National Association, 1377 Motor Parkway, Islandia, New York 11788, a national banking association (the "Bank").

            Borrower desires that the Bank extend credit to it as provided herein, and the Bank is willing to do so. Accordingly, Borrower and the Bank agree as follows:

ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS.

            Section 1.01. Definitions. As used in this Agreement, the following terms have the following meanings:

            "Acquisition" means any transaction pursuant to which Borrower or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any corporation, partnership, limited liability company or other business organization, or any Person which is not then a Subsidiary of Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any Person not then a Subsidiary of Borrower a Subsidiary of Borrower, or causes any such Person to be merged into or purchased by Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities, in exchange for such securities, of cash or securities of Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any Person.

            "Additional  Costs"  shall  have the  meaning  given to that term in
Section 4.01 hereof.

            "Affiliate" means, with respect to any Person, any Person (a) that directly or indirectly controls, or is controlled by, or is under common control with, such Person, (b) that directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of such Person, (c) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person, (d) which is a partnership or limited liability company in which such Person is respectively a general partner or manager or (e) who is among such Person's officers, directors joint venturers, managers or partners. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

            "Aggregate Bankers Acceptance Outstandings" means, at a particular time, the sum of aggregate amount of Bankers Acceptances created by the Bank for Borrower hereunder.


                                   - 1 -

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            "Aggregate  Letters of Credit  Outstandings"  means, at a particular time, the sum of (a) the aggregate maximum amount then available or available in the future to be drawn under all outstanding Letters of Credit plus (b) the aggregate amount of any payments made by the Bank under any Letter of Credit that have not been reimbursed by the Borrower.

            "Aggregate Outstandings" means, at a particular time, the sum of (a) the aggregate outstanding principal balance of all Revolving Credit Loans, (b) the Aggregate Letters of Credit Outstandings and (c) the Aggregate Bankers Acceptance Outstandings.

       "Agreement" means this Credit Agreement, as amended or supplemented from time to time.

       "Amortization" means amortization as determined in accordance with GAAP.

       "Bank" means KeyBank National Association and its successors and assigns.

            "Bankers Acceptances" means bankers' acceptances established by the Bank hereunder which satisfy eligibility requirements established by the Board of Governors of the Federal Reserve System from time to time.

            "Banking Day" means any day on which commercial banks are not authorized or required to close in New York State, and whenever such day relates to a LIBOR Loan or notice with respect to any LIBOR Loan, a day on which dealings in dollar deposits are also carried out in the London interbank market.

            "Capital Expenditures" means expenditures for any fixed assets or improvements, replacements, substitutions, or additions thereto which have a useful life of more than one year.

            "Capital Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

            "Chun Shin" means Chun Shin Industries, Inc., a corporation formed under the laws of the Republic of Korea.

            "Chun Shin Acquisition Debt" is defined in the definition below for Debt Coverage Ratio.

            "Closing Date" means the date this Agreement has been executed by Borrower and the Bank.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.


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



            "Current Chun Shin Acquisition Debt" is defined in the definition below for Debt Coverage Ratio.

            "Current Debt" means, on the date of determination with respect to any Person, that portion of such Person's long term debt, including Capital Leases and the outstanding principal balance of the Term Loan, that is due and payable within the next 12 months. Current Debt shall exclude all Revolving Credit Loans.

            "Debt" means, with respect to any Person (a) indebtedness of such Person for borrowed money, (b) indebtedness relating to the acquisition of property where the full purchase price is not paid at the time such property is acquired but is required to be paid, in whole or in part, thereafter (excluding trade debt and accounts payable), (c) the face amount of any outstanding letters of credit issued for the account of such Person, (d) obligations arising under acceptance facilities, (e) guaranties and endorsements (other than endorsements for collection in the ordinary course of business) under which such Person has a direct, non-contingent payment or performance obligation, (f) other direct, non-contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss,
(g) obligations secured by any Lien on property of such Person, (h) obligations of such Person as lessee under Capital Leases and (i) indebtedness of such Person evidenced by a note, bond, indenture or similar instrument.

            "Debt Coverage Ratio" means (a) the consolidated EBITDA of Borrower and its Subsidiaries, minus any cash Dividends paid or declared to be paid to shareholders of Borrower for the prior 12 month period, (b) divided by the sum of the Current Debt (including Current Chun Shin Acquisition Debt, except as provided below) and Interest Expense of Borrower and its Subsidiaries all on a consolidated basis, as determined at the end of each fiscal quarter, based upon Borrower's financial statements delivered in accordance with Section 8.08. If Borrower completes an Acquisition of Chun Shin under terms where all or part of the Acquisition price is payable following consummation of the Acquisition ("Chun Shin Acquisition Debt"), and if, at the date of determination of Debt Coverage Ratio, the amount of the Revolving Credit Commitment then available to Borrower hereunder equals or exceeds that portion of the Chun Shin Acquisition Debt which is due and payable within the next 12 months ("Current Chun Shin Acquisition Debt"), then 50% of the Current Chin Shin Acquisition Debt shall be excluded from Current Debt for the purposes of computing the Debt Coverage Ratio.

            "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

            "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by Borrower under this Agreement or the Notes, a rate per annum equal to the Prime Rate plus a margin of 2%.

        "Depreciation" means depreciation as determined in accordance with GAAP.

            "Dividends" means, for any period, dividends paid by Borrower or any Subsidiary during such period.

            "Domestic Subsidiary" means a Subsidiary which is formed under the laws of any United States jurisdiction and which has its principal office and business operations in the United States.

            "EBITDA" means, for any period, the sum of (a) Net Income, (b) income taxes paid or payable to any government or government instrumentality,
(c) all Interest Expense paid or accrued on any Debt, (d) Depreciation and (e) Amortization during such period.

            "Environmental  Laws"  means  (i)  the  Comprehensive  Environmental
Response, Compensation and Liability Act ("CERCLA"), (ii) the Resource Conservation and Recovery Act ("RCRA"), (iii) the Federal Water Pollution Control Act, (iv) the Clean Air Act, (v) the Toxic Substances Control Act, (vi) the Safe Drinking Water Act, (vii) the Occupational Safety and Health Act of 1970, and (viii) the New York State Environmental Conservation Law ("ECL"), Articles 1 through 71, (ix) the Hazardous Material Transportation Act, and (x) any so-called federal, state or local "Superfund" or "Superlien" laws and (b) any and all other laws, rules or regulations, relating to or imposing liability, including without limitation (i) strict liability, (ii) standards of conduct concerning hazardous materials, (iii) protection of the environment (including, without limitation, air, surface water, ground water, or soil), including, without limitation, any of the same relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

            "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or is under common control (within the meaning of Section 414(c) of the Code) with Borrower.

            "Event of Default" has the meaning given such term in Section 11.01.

            "Facility Fee" means the fee described in Section 2.09 hereof.

            "Forfeiture Proceeding" means the commencement of any prejudgment action or proceeding affecting Borrower or any of its Subsidiaries pursuant to any statute, rule or regulation which permits any governmental agency or instrumentality to obtain a prejudgment seizure or forfeiture of any of their property.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 7.05.

            "Guaranty" means the Guaranty in the form of Exhibit B to be executed by each of the Guarantors.

            "Guarantors" means Vicon Industries International Sales Corp., Vicon Industries Foreign Sales Corp. and each future Subsidiary which is required to become a party to the Guaranty in accordance with Section 9.10 hereof.

            "Hazardous Substance" means any substance, waste or material regulated under by any Environmental Law, and any substance which, due to its toxicity or reactivity (as determined by any court, governmental or regulatory authority or agency having jurisdiction or interpretative power thereon), poses a threat to human health or the environment, including, but not limited to, all materials, wastes, substances, pollutants and contaminants from time to time defined or classified as such under any Environmental Law.

            "Interest Expense" means interest expense of Borrower and its Subsidiaries on a consolidated basis for a particular period as reflected in its financial statements and calculated in accordance with GAAP.

            "Interest Period" means the period commencing on the date a LIBOR Loan is made (or, with respect to a LIBOR Loan that represents the continuation of a previous LIBOR Loan, the day immediately following the last day of the Interest Period of such previous LIBOR Loan), and ending, as Borrower may select on the 30th, 60th or 90th day thereafter, provided that no Interest Period shall extend beyond the Revolving Credit Termination Date.

            "Letters of Credit" means any letter of credit issued by the Bank for Borrower pursuant to the terms of this Agreement.

            "LIBOR" means, for any LIBOR Loan, the rate per annum (rounded upwards if necessary to the nearest 1/16 of 1%) quoted by the Bank two Banking Days prior to the first day of the Interest Period for such Revolving Credit Loan for the offering to leading banks in the London interbank market of U.S. dollar deposits in immediately available funds, for a period, and in an amount, comparable to such Interest Period and principal amount of the LIBOR Loan which shall be outstanding during such Interest Period.

            "LIBOR Loan" means any Revolving Credit Loan when and to the extent the interest rate therefor is determined on the basis of LIBOR.

            "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

            "Loan" means any loan made by the Bank pursuant to Section 2.01 or
3.01 hereof.

            "Loan Documents" means this Agreement, the Notes, the Guaranty and all other documents or instruments executed in connection herewith or therewith.

            "Multiemployer Plan" means a Plan defined as such in Section 4001(a)(3) of ERISA to which contributions have been made by Borrower or any ERISA affiliate and which is covered by Title IV of ERISA.

            "Net Income" means, with respect to any Person for any period, such Person's net income after taxes for such period as reflected on such Person's financial statements.

            "Notes" mean the Revolving Credit Note and the Term Note.

            "Notice of Borrowing" means the document signed by an officer of Borrower in the form annexed as Exhibit D.

            "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

            "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, limited liability company, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

            "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies provided that such term shall not include plans terminated prior to the date hereof.

            "Prime Rate" means that rate of interest from time to time determined or announced by the Bank at its Principal Office from time to time as its base lending rate. The Prime Rate is not necessarily the lowest rate of interest charged by the Bank on loans or other credit relationships.

            "Prime Rate Loans" mean any Revolving Credit Loan when and to the extent the interest rate for such Revolving Credit Loan is determined in relation to the Prime Rate.

            "Principal Office" means the principal office of the Bank, presently located at 127 Public Square, Cleveland, Ohio.

            "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

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            "Regulatory  Change"  means  any  change  after  the  date  of  this
Agreement in federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank of any federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA as to which events the PBGC by regulation has not waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a Reportable Event regardless of any waivers given under Section 412(d) of the Code.

            "Revolving Credit Commitment" means the obligation of the Bank to extend revolving credit to Borrower in accordance with the terms hereof in the aggregate principal amount not to exceed $7,500,000, or if Borrower elects under
Section 2.06 to increase the Revolving Credit Commitment, $9,500,000, as such amount may be reduced or otherwise modified from time to time in accordance with the terms hereof.

            "Revolving Credit Facility" means the Revolving Credit Facility provided for in Article II hereof.

            "Revolving  Credit Loans" mean any Loan made by the Bank pursuant to
Section 2.01 hereof.

            "Revolving Credit Note" means a promissory note of Borrower in the form of Exhibit A-1 evidencing the Revolving Credit Loans made by the Bank hereunder.

            "Revolving Credit Termination Date" means the earlier of (i) the date on which the Revolving Credit Loan is paid in full and the Revolving Credit Commitments shall terminate hereunder and the obligations of Borrower in connection therewith have been satisfied or (ii) the date four years from the date hereof unless such date is not a Banking Day, then the next succeeding Banking Day.

            "Solvent" means, when used with respect to any Person on a particular date, that on such date (a) the fair saleable value of its assets is in excess of the total amount of its liabilities, including, without limitation, the reasonably expected amount of such Person's obligations with respect to contingent liabilities, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured, (c) such Person does not intend to and does not believe that it will incur Debts or liabilities beyond such Person's ability to pay as such Debts and liabilities mature and (d) such Person is not engaged in business or a transaction, for which such Person's property, would constitute an unreasonably small capital.

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            "Subsidiary" means, as to any Person, any corporation,  partnership, limited liability company or other business organization or entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person. For the purposes of the financial covenants set forth in Article 10 and the definitions of Current Debt, Debt, Debt Coverage Ratio, EBITDA, Interest Expense, Net Income, Tangible Net Worth, Total Assets and Total Liabilities, the balance sheet information and results of operations of Vicon U.K. and any other Subsidiary which is not a Guarantor shall be excluded.

            "Tangible Net Worth" means, at any particular date, the amount of excess of Total Assets over Total Liabilities which would, in accordance with GAAP, be included under shareholders' equity on a consolidated balance sheet of Borrower and its Subsidiaries as at such date. There shall be excluded from the determination of Total Assets all intangible assets, including, without limitation, organizational expenses, patents, trademarks, copyrights, goodwill, covenants not to compete, research and developmental costs, training costs, treasury stock, deferred charges and any loans receivable from officers or Affiliates, other than loans receivable from Affiliates incurred as a result of sales of goods in the ordinary course of business.

            "Term Loan" means the Loan to Borrower pursuant to Section 3.01.

            "Term Loan Commitment Fee" means the fee described in Section 3.07.

            "Term Loan Maturity Date" means July 21, 2003.

            "Term Loan Note" means the promissory note of Borrower in the form of Exhibit A-2 evidencing a Term Loan made by the Bank hereunder.

            "Total Assets" means, at a particular date, all amounts which would, in accordance with GAAP, be included under assets on a consolidated balance sheet of Borrower and its Subsidiaries as at such date.

            "Total Liabilities" means, at a particular date, all amounts which would, in accordance with GAAP, be included under liabilities on a consolidated balance sheet of Borrower and its Subsidiaries as at such date.

            "Unfunded Vested Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under the Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA.

            "Vicon U.K." means Vicon Industries (U.K.), Ltd., a corporation formed under the laws of the United Kingdom.

            Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

ARTICLE 2.  REVOLVING CREDIT FACILITY

            Section 2.01.  Revolving Credit Loans.

            (a) Subject to the terms and conditions of this Agreement, the Bank agrees to make Revolving Credit Loans to Borrower from time to time from and including the date hereof to but excluding the Revolving Credit Termination Date up to but not exceeding at any one time outstanding the amount of its Revolving Credit Commitment; provided, that no Revolving Credit Loan shall be made if, after giving effect to such Revolving Credit Loan, the Aggregate Outstandings at the time would exceed the Revolving Credit Commitment in effect on such date. The Revolving Credit Loans may be Prime Rate Loans or LIBOR Loans at Borrower's option; provided, however, that during the occurrence and continuance of an Event of Default, the Bank shall have no obligation to make any Revolving Credit Loans. Subject to the foregoing limits, Borrower may borrow, repay and reborrow, on or after the date hereof and prior to the Revolving Credit Termination Date, all or a portion of the Revolving Credit Commitment hereunder.

            (b) If at any time for any reason the Aggregate Outstandings exceed the amount of the Revolving Credit Commitment, Borrower shall pay the amount of such excess to the Bank immediately on demand. The amount of the Revolving Credit Commitment available to Borrower is subject to reduction as provided in
Section 9.01.

            Section 2.02. The Revolving Credit Note. The Revolving Credit Loans shall be evidenced by a single Revolving Credit Note in favor of the Bank substantially in the form of Exhibit A-1 with appropriate insertions, duly executed and completed by Borrower. The Bank is authorized to record the date, type and amount of each Revolving Credit Loan, the date and amount of each payment or prepayment of principal thereof, the date of each interest rate conversion pursuant to Section 2.05 and the principal amount subject thereto and the Interest Period and interest rate with respect thereto in its records or on the schedules annexed to and constituting a part of the Revolving Credit Note, and, absent manifest error, any such recordation shall constitute conclusive evidence of the information so recorded; provided that the failure to make any such recordation shall not in any way affect Borrower's obligation to repay the Revolving Credit Loans. The Revolving Credit Note shall (a) be dated the date hereof, (b) mature on the Revolving Credit Termination Date and (c) bear interest from and including the date hereof on the unpaid principal amount thereof from time to time outstanding as provided herein.

            Section 2.03.  Use of Revolving Credit Proceeds.


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            (a) Borrower  shall use the proceeds of the  Revolving  Credit Loans
(i) for general working capital purposes and letters of credit, (ii) subject to the sublimit described in Section 2.08, to finance Acquisitions permitted under
Section 9.07 and (iii) for  investments  and advances  permitted  under  Section
9.03. Borrower may not advance any proceeds from a Revolving Credit Loan to any Subsidiary or Affiliate unless it is a Guarantor.

            (b) No part of the proceeds of any Loans will be used for any purpose which violates the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as in effect on the date of making such Loans.

            (c) Borrower shall indemnify the Bank and hold it harmless from and against any and all liabilities, losses, damages, costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel for the Bank in connection with any investigative, administrative or judicial proceeding, whether or not the Bank is designated a party thereto) which may be incurred by the Bank, relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided, that the Bank shall not have the right to be indemnified hereunder for its own gross negligence or willful misconduct.

            Section 2.04. Borrowing Procedures for Revolving Credit Loans. Borrower may request a borrowing under the Revolving Credit Commitment as provided in Section 4.01. Not later than 11:00 a.m. New York City time on the date of such borrowing as stated in a Notice of Borrowing, subject to the conditions of this Agreement, the Bank shall make available to Borrower, in immediately available funds, the amount of such Revolving Credit Loan by crediting a designated account of Borrower maintained with the Bank.

            Section 2.05.  Interest on Revolving Credit Loans.

            (a) Prime Rate Loans. Borrower shall pay interest on the outstanding and unpaid principal amount of each Prime Rate Loan made under this Agreement at a fluctuating rate per annum equal to the Prime Rate from time to time in effect, minus a margin of 200 basis points. Each change in the interest rate shall take effect simultaneously with the corresponding change in the Prime Rate. Borrower shall pay interest on Prime Rate Loans in arrears on the first day of each month and on the Revolving Credit Termination Date, calculated on the basis of the actual number of days elapsed divided by a 360 day year. Any principal amount not paid when due (at maturity, on acceleration, or otherwise) shall bear interest thereafter until paid at the Default Rate.

            (b) LIBOR Loans. Borrower shall pay interest on the outstanding principal amount of each LIBOR Loan made under this Agreement at a fixed rate equal to LIBOR plus a margin of 90 basis points. Borrower shall pay interest on LIBOR Loans calculated on the basis of the actual number of days elapsed divided by a 360 day year. Any principal amount not paid when due (at maturity or acceleration or otherwise) shall bear interest thereafter until paid at the Default Rate. Accrued interest on LIBOR Loans shall be due and payable in arrears upon any date that Borrower makes a payment of principal and on the last day of the Interest

Period with respect thereto; provided that, after an Event of Default, interest shall accrue at the Default Rate and shall be due and payable from time to time on demand of the Bank. Any principal amount of LIBOR Loans not paid when due (at maturity, on acceleration, or otherwise) shall bear interest thereafter until paid at such Default Rate. Borrower may not have more than five LIBOR Loans outstanding at any one time.

            (c) Interest Periods for LIBOR Loans. In the case of each LIBOR Loan, Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, except that if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day. Any Interest Period which would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date.

            (d) Conversions. Upon the expiration of an Interest Period for any LIBOR Loan, or any portion thereof, such LIBOR Loan or portion thereof shall be automatically converted to a Prime Rate Loan except to the extent that such Revolving Credit Loan shall be repaid hereunder or shall be required to be paid hereunder or unless Borrower shall have notified the Bank, as provided in
Section 4.01 hereof, of its intention to continue such LIBOR Loan or any portion thereof as a LIBOR Loan. Subject to the following conditions and to the terms and conditions of this Agreement, Borrower may convert any Revolving Credit Loan or portion thereof to a different type of Revolving Credit Loan:

                  (i) if less than all Revolving Credit Loans at the time outstanding shall be converted, the notice given by Borrower to the Bank shall specify the aggregate amount of Revolving Credit Loans in each case to be converted;

                  (ii) in the case of a conversion of less than all outstanding Revolving Credit Loans, the aggregate principal amount of Revolving Credit Loans to be converted shall not be less than $50,000 (and if greater in integral multiples of $10,000);

                  (iii) no Revolving Credit Loan may be converted to a LIBOR Loan less than one month before the Revolving Credit Termination Date;

                  (iv) a LIBOR Loan may be converted to a Prime Rate Loan only on the last day of an Interest Period; and

                  (v) no Revolving Credit Loan or portion thereof may be converted to a LIBOR Loan during the occurrence and continuance of an Event of Default.

            Section 2.06.  Changes of Commitment.

            (a) At the date hereof, the Revolving Credit Commitment is limited to a maximum of $7,500,000. Borrower may increase the amount of the Revolving Credit Commitment to a maximum of $9,500,000 at any time prior to July 20, 2000 by giving notice to the Bank as provided in Section 4.01, together with payment of an additional fee of $4,000. Once increased, the Revolving Credit Commitment may not be reduced.

            (b) Borrower may reduce or terminate the amount of unused Revolving Credit Commitment from time to time but not more than four times during the term of this Agreement or more than once during any calendar year by giving notice to the Bank of each such reduction or termination to the Bank as provided in
Section 4.01. Any partial reduction shall be in a minimum aggregate amount of $1,000,000 or, if greater, in integral multiples of $250,000. Once reduced or terminated, the Revolving Credit Commitment may not be reinstated.

            Section 2.07. Minimum Amounts. Except for borrowings which exhaust the full remaining amount of the Revolving Credit Commitment, and prepayments (in the case of Prime Rate Loans only) which result in the prepayment of all Loans, each borrowing and each prepayment of principal shall be at least $50,000, and if greater, in integral multiples of $10,000.

            Section 2.08. Sublimits. (a) Subject to the terms and conditions hereof, the Bank agrees to make one or more Revolving Credit Loans to finance Borrower's Acquisitions, provided that, (a) the aggregate amount of such Revolving Credit Loans shall not exceed (i) $7,500,000 if Borrower consummates the Acquisition of Chun Shin, and (ii) if Borrower does not acquire Chun Shin, $4,500,000 for all other Acquisitions permitted under Section 9.07, in the aggregate and (b) no Revolving Credit Loan for Acquisitions shall be permitted if (i) an Event of Default has occurred which continues at such time, (ii) after giving effect to such Loan, the Aggregate Outstandings at the time of such issuance would exceed the Revolving Credit Commitment in effect on such date or
(iii) as a result of such Acquisition or the making of such Loan, an Event of Default would occur.

            (b) Subject to the terms and conditions hereof, the Bank agrees to create Bankers Acceptances for Borrower and to issue Letters of Credit on its behalf, provided that, after giving effect to the same, the sum of the Aggregate Bankers Acceptance Outstandings and the Aggregate Letters of Credit Outstandings will not exceed $5,000,000.

            Section 2.09. Letters of Credit and Bankers Acceptances. If the Bank issues Letters of Credit on Borrower's behalf or extends credit to Borrower under the Revolving Credit Commitment by creating Bankers Acceptances, the Bank shall require Borrower to execute such documents as it customarily uses in connection with Letters of Credit and Bankers Acceptance financing for its borrowers generally. The interest rate that the Bank shall charge to Borrower in connection with any Bankers Acceptance financing shall be such Bank's "Bankers Acceptance Reference Rate" or other rate normally quoted by such Bank for such purposes, plus a margin of 100 basis points. Borrower shall pay the customary fees and charges the Bank imposes in connection with letter of credit financing.

            Section 2.10. Mandatory Prepayment. If at any time the Aggregate Outstandings exceed the Revolving Credit Commitment, Borrower promptly shall pay or prepay so much of the Revolving Credit Loans outstanding as shall be necessary to reduce the Aggregate Outstandings to the amount of the Revolving Credit Commitment then in effect. All such prepayments shall be subject to
Section 5.05, and shall be applied first to Revolving Credit Loans outstanding, and then to Bankers Acceptances in such order as the Banks shall determine.

            Section 2.11. Facility Fee. Borrower shall pay the Bank a Facility Fee equal to $15,000 at the Closing Date. Until the Revolving Credit Termination Date, Borrower shall pay the Bank an additional Facility Fee equal to ten basis points on the average daily unused portion of the Revolving Credit Commitment. This additional Facility Fee shall be due and payable in arrears on the first day of each calendar quarter and at the Revolving Credit Termination Date, and shall not be reduced due to limitations on availability as provided in Section 9.01.

ARTICLE 3.  TERM LOAN.

            Section 3.01. Term Loan. Subject to the terms and conditions hereof, the Bank shall make a five year Term Loan to Borrower in the amount of $4,500,000 on the date hereof.

            Section 3.02. The Term Loan Note. The Term Loan shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit A-2, with appropriate insertions, payable to the order of the Bank and representing the obligation of Borrower to pay the unpaid principal amount of the Term Loan, with interest thereon as described herein. The Term Loan Note shall (a) be dated the date hereof, (b) provide for repayment in 60 equal consecutive monthly installments of principal, be payable on the first day of each month commencing on September 1, 1998 and ending on the Term Loan Maturity Date, and (c) bear interest, payable monthly on the first date of each month (beginning August 1, 1998) for a period from the date hereof on the unpaid principal amount thereof at the applicable rates per annum specified herein. All accrued and unpaid interest and fees shall be due and payable on the Term Loan Maturity Date.

            Section 3.03. Interest Periods for Term Loan. While the Term Loan is outstanding, Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (a) no Interest Period shall have a duration less than one month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available and (b) if an Interest Period would end on a day which is not a Banking Date, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day. Any Interest Period which would otherwise extend beyond the Term Loan Maturity Date shall end on the Term Loan Maturity Date.

            Section 3.04. Interest on the Term Loan. Borrower shall pay interest on the outstanding and unpaid principal balance of the Term Loan a rate per annum equal to LIBOR, for the applicable Interest Period, plus a margin of 100 basis points. Interest on the Term Loan shall be calculated on the basis of a 360 day year and shall be paid in arrears on the first day of each month and on the Term Loan Maturity Date. Accrued interest on the Term Loan Note shall be due and payable in arrears upon any date that Borrower makes a payment of principal and on the last day of the Interest Period with respect thereto. Any principal amount not paid when due (at maturity, on acceleration or otherwise) shall bear interest thereafter until paid at the Default Rate.

            Section 3.05. Conversion to Fixed Rate Loan. At Borrower's election made during the period beginning on the date hereof through September 18, 1998, provided no Default or Event of Default then exists, Borrower may effect a change in the interest rate on the Term Loan to a fixed rate by entering into a Swap Agreement between the Borrower and the Bank, at the rate established by exchange, through Key Capital Markets, Inc., of the obligation evidenced by the Term Loan Note for an obligation bearing interest at a fixed rate having a term that is equivalent to the remaining term of the Term Loan. The rights and obligations of Borrower and the Bank respecting such exchange shall be set forth in a Swap Agreement to be executed between them. Once converted to a fixed rate, the interest rate on the Term Loan may not change to any other rate.

            Section 3.06. Use of Proceeds of Term Loan. Borrower shall use the proceeds of the Term Loan to repay existing Debt, to pay amounts due to Chugai Boyeki (America) Corp. and Chugai Boyeki Company Limited and for general working capital purposes. Borrower may not advance any proceeds from the Term Loan to any Subsidiary or Affiliate unless it is a Guarantor.

            Section 3.07. Commitment Fee. Borrower shall pay the Bank a Term Loan Commitment Fee of $6,750 at the Closing Date.

ARTICLE 4.  GENERAL CREDIT PROVISIONS; FEES AND PAYMENTS.

            Section 4.01.  Certain  Notices.  (a) Borrower  shall give Notice of
Borrowing to the Bank of each borrowing pursuant to Section 2.04, each prepayment pursuant to Section 4.02, each conversion or continuation of LIBOR Loans pursuant to Section 2.05 and each increase, reduction or termination of Revolving Credit Commitment pursuant to Section 2.06. Each such notice shall be irrevocable, and shall be effective on the date of receipt only if received by the Bank not later than 11:00 a.m., New York City time as follows:

                  (i) In the case of borrowings and prepayments of Prime Rate Loans, at least one Banking Day prior thereto;

                  (ii) In the case of LIBOR Loans, at least three Banking Days prior thereto;

                  (iii) In the case of reductions or termination of the Revolving Credit Commitment, ten days prior thereto; and

                  (iv) In the case of conversions or continuations of Loans pursuant to Section 2.05, three Banking Days prior thereto.

Each such notice relating to the borrowing, conversion or prepayment of a Loan shall specify the Loans to be borrowed, converted or prepaid and the amount and type of the Loans to be borrowed or prepaid and the date of borrowing, conversion or prepayment (which shall be a Banking Day). Each such notice of reduction or termination of the Revolving Credit Commitment shall specify the amount of the Revolving Credit Commitment to be reduced or terminated. Notices to the Bank under this Section 4.01 may be by facsimile to a telephone number furnished by the Bank for that purpose, provided Borrower gives further notice sent the same day in accordance with Section 12.06.

            (b) The Bank shall establish notice procedures for issuing Letters of Credit and creating Bankers Acceptances consistent with the foregoing notice requirements and with its customary practices for such facilities.

            Section 4.02.  Prepayments.

            (a) Borrower shall have the right at any time and from time to time to prepay any Prime Rate Loan, in whole or in part, upon at least one Banking Day's prior written notice to the Bank; provided, however, that each such partial prepayment of Prime Rate Loans shall not be less than $50,000 or if greater, in amounts which are integral multiples of $10,000. Except as required by paragraph (b) below or on the last day of an Interest Period with respect thereto, Borrower shall not be permitted to prepay LIBOR Loans.

            (b) On the date of any reduction of the Revolving Credit Commitment as provided in Section 2.06, Borrower shall pay or prepay so much of the Loans as shall be necessary in order that the Aggregate Outstandings will not exceed the Revolving Credit Commitment after giving effect to such reduction. All prepayments of LIBOR Loans due to a reduction of the Revolving Credit Commitment shall be subject to Section 5.05.

            (c) All prepayments of principal required by paragraph (b) above shall be applied first to Prime Rate Loans outstanding, and then to LIBOR Loans outstanding.

            (d) All prepayments of principal shall be accompanied by the payment of all accrued interest on the amount so prepaid and, in the case of LIBOR Loans, by all amounts required to be paid pursuant to Section 5.05.

            Section 4.03. Default Interest. Notwithstanding any other provision of this Agreement, upon the occurrence and continuance of an Event of Default, each Loan outstanding hereunder shall bear interest at a rate per annum equal to the Default Rate.

            Section 4.04. Payments Generally. All payments under this Agreement or the Notes shall be made in immediately available funds not later than 2:00 p.m. New York City time on the relevant dates specified above at the Bank's office at 1377 Motor Parkway, Islandia, New York 11788.

            (a) Any payment made after such time on such due date shall be deemed to have been made on the next succeeding Banking Day.

            (b) Whenever a new Loan is to be made on a date Borrower repays any principal of an outstanding Loan, the Bank shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by the Bank to Borrower as provided in Section
2.04 or paid by Borrower to the Bank pursuant to this Section 4.04, as the case may be.

            (c) The Bank may (but shall not be obligated to) debit the amount of any such payment which is not made by the time specified in Section 4.04(a) to any ordinary deposit account of Borrower with the Bank. Borrower shall, at the time of making each payment under this Agreement or the Note, specify to the Bank the principal or other amount payable by Borrower under this Agreement. If Borrower fails to so specify, the payment will be applied first to interest and then to principal, unless a Default or Event of Default has occurred and is continuing, in which case the Bank may apply such payment as it may elect in its sole discretion. If the due date of any payment under this Agreement or the Note would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension.

ARTICLE 5.  YIELD PROTECTION; ETC.

            Section 5.01.  Additional Costs.

            (a) Borrower shall pay directly to the Bank from time to time on demand such amounts as the Bank may determine (in the manner set forth in Section 5.01(d)) to be necessary to compensate it for any increases in costs attributable to its making or maintaining any LIBOR Loans under this Agreement or its Note or its obligation to make any LIBOR Loans hereunder or any reduction in any amount receivable by the Bank hereunder in respect of any LIBOR Loans or such obligation or capital in respect of this Agreement (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to the Bank under this Agreement or the Revolving Credit
Note in respect of any of such LIBOR Loans (other than taxes imposed on the overall net income of the Bank for any LIBOR Loans by the jurisdiction in which the Bank has its principal office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Bank; or (iii) imposes any other condition affecting this Agreement or the Note

(or any of such extensions of credit or liabilities). The Bank will notify Borrower of any event occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof by furnishing Borrower a written statement describing the Additional Costs entitling it to compensation hereunder and the Bank's method of allocating to Borrower such Additional Costs. If the Bank requests compensation from Borrower under this Section or under Section 5.01(c), Borrower may suspend the obligation of the Bank to make Loans of the type with respect to which such compensation is requested.

            (b) Without limiting the effect of the foregoing provisions of this Section, if by reason of any Regulatory Change, the Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of a category of deposits or other liabilities of the Bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of the Bank which includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Bank so elects by notice to Borrower, the obligation of the Bank to make Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect.

            (c) Without limiting the effect of the foregoing provisions of this Section, Borrower shall pay directly to the Bank from time to time on request such amounts as the Bank may determine (in the manner set forth in Section 5.01(d)) to be necessary to compensate the Bank for any Additional Costs which are attributable to the maintenance by it or any of its affiliates (pursuant to any Regulatory Change) of capital in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of the Bank to a level below that which it would have achieved but for such Regulatory Change). The Bank will notify Borrower if it is entitled to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof by furnishing Borrower with a written statement describing the Additional Costs entitling it to compensation hereunder and the Bank's method of allocating to Borrower such Additional Costs.

            (d) Reasonable determinations and allocations by the Bank for purposes of the effect of any Regulatory Change pursuant to Sections 5.01(a),
(b) or (c) on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate the Bank, shall be conclusive absent demonstrated error.

            Section 5.02. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if:

            (a) the Bank determines (which determination shall be conclusive absent demonstrated error) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any type of LIBOR Loans as provided in this Agreement; or

            (b) the Bank determines (which determination shall be conclusive absent demonstrated error) that the relevant rates of interest referred to in the definition of LIBOR in Section 1.01 upon the basis of which the rate of interest for any type of LIBOR Loans is to be determined do not adequately cover the cost to the Bank of making or maintaining such Loans; then the Bank shall give Borrower prompt notice thereof, and so long as such condition remains in effect, the obligations of the Bank to make LIBOR Loans shall be suspended (in which case the provisions of Section 5.04 shall be applicable).

            Section 5.03. Illegality. Notwithstanding any other provision in this Agreement, if it becomes unlawful for the Bank to honor its obligation to make or maintain LIBOR Loans hereunder, the Bank shall promptly notify Borrower and the Bank's obligation to make or maintain LIBOR Loans hereunder shall be suspended until such time as the Bank may again make and maintain such affected Loans (in which case the provisions of Section 5.04 shall be applicable).

            Section 5.04. Conversion to Prime Rate Loans. If the obligations of the Bank to make LIBOR Loans shall be suspended pursuant to any of the foregoing Sections all Loans which would otherwise be made by the Bank as LIBOR Loans shall be made instead as Prime Rate Loans and, if an event referred to in
Section 5.01(b) or 5.03 has occurred and the Bank so requests by notice to Borrower, all LIBOR Loans of the Bank then outstanding shall be automatically converted into Prime Rate Loans on the date specified by the Bank in such notice, and, to the extent that LIBOR Loans are so made as (or converted into) Prime Rate Loans, all payments of principal which would otherwise be applied to the Bank's LIBOR Loans shall be applied instead to its Prime Rate Loans. If any LIBOR Loan is converted to a Prime Rate Loan pursuant to this Section prior to the last day of the Interest Period with respect to such LIBOR Loan, Borrower shall pay to the Bank all amounts required to be paid pursuant to Section 5.05 hereof.

            Section 5.05.  Certain Compensation.

            (a) Borrower shall pay to the Bank such reasonable amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost or expense which the Bank determines is attributable to:

                  (i) Borrower's prepayment of a LIBOR Loan (whether by reason of the mandatory or voluntary prepayment provisions of this Agreement or otherwise) or failure to pay principal or interest on a LIBOR Loan when due; or

                  (ii) Borrower's failure to borrow, convert into or continue a LIBOR Loan on the date specified therefor in the relevant notice given under
Section 4.01; or

                  (iii) Borrower's failure to prepay a LIBOR Loan on the date specified therefor in the relevant notice under Section 4.02.

            (b) A reasonable determination by the Bank of amounts payable pursuant to this Section shall be conclusive absent manifest error. In the case of prepayments of LIBOR Loans, Borrower shall pay to the Bank a prepayment premium equal to any costs, loss or expense that it may sustain or incur as a result of Borrower's prepaying the LIBOR Loan, including (but not limited to) the Bank's loss of anticipated interest on such LIBOR Loan at the applicable interest rate, or any interest or other charge payable by the Bank to others who provided funds to the Bank to enable it to make or maintain such LIBOR Loan. In addition, Borrower shall reimburse the Bank for all administrative costs incurred by the Bank as a result of such prepayment.

ARTICLE 6.  CONDITIONS PRECEDENT.

            Section 6.01. Conditions to the Initial Borrowings Hereunder. The obligations of the Bank to make the Loans constituting the initial borrowing under Section 2.01 and the Term Loan under Section 3.01, are subject to the conditions precedent that:

            (a) the Bank shall have received on or before the date of such Loans each of the following, in form and substance satisfactory to the Bank and its counsel:

                  (i) the Revolving Credit Note and the Term Loan Note, duly executed by Borrower;

                  (ii) a certificate of the Secretary or Assistant Secretary of Borrower and of each Guarantor, dated the Closing Date, attesting to all corporate action taken by Borrower or such Guarantor, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Loan Documents and each other document to be delivered pursuant to this Agreement and certifying the names and true signatures of the officers of Borrower or each Guarantor executing the Loan Documents and the other documents to be delivered by Borrower or such Guarantor under this Agreement and stating that such resolutions have not been amended, modified, revoked or rescinded since the date of such certificate;

                  (iii) certified copies of the certificate or articles of incorporation and the by-laws of Borrower or each Guarantor, with a certificate of the Secretary or Assistant Secretary of Borrower and each Guarantor stating that the corporate documents thereby certified have not been amended or modified, as of the date of such certificate;

                  (iv) a certificate of a duly authorized officer of Borrower, dated the Closing Date, stating that the representations and warranties in
Article 7 are true and correct on such date as though made on and as of such date (unless made as of a specific date earlier than the date hereof, in which case they shall be true and correct as of such earlier date) and that no event has occurred and is continuing which constitutes a Default or Event of Default;

                  (v)  the Guaranty duly executed by each of the Guarantors;

                  (vi) the Bank shall have received satisfactory evidence that all Debt to Chugai Boyeki Company Limited and IBJ Schroder Bank and Trust Company has been paid;

                  (vii) such duly executed UCC-3 Termination Statements (or equivalents) as are necessary to terminate existing Liens (other than Liens permitted hereby) on the assets of Borrower;

                  (viii) a favorable opinion of counsel for Borrower, dated the Closing Date, in substantially the form of Exhibit C and as to such other matters as the Bank may reasonably request;

                  (ix) satisfactory evidence that Borrower and each of the Guarantors is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                  (x) Borrower's consolidated forecasted balance sheets showing its projected financial condition for the fiscal years ended September 30, 1998 and 1999;

                  (xi) The Bank's year 2000 credit risk assessment worksheet, in substance and form reasonably satisfactory to the Bank; and

                  (xii) such other documents, instruments, approvals, opinions and evidence of compliance with the terms hereof as the Bank may require.

            (b) Borrower shall have paid or caused to be paid all fees required to be paid hereunder or in connection herewith and all accrued fees and expenses of the Bank in connection with the preparation, execution and delivery of this Agreement, and the other Loan Documents and the consummation of the transactions contemplated thereby.

            (c) Borrower and the Guarantors shall have obtained all consents, permits and approvals required in connection with the execution, delivery and performance by Borrower and the Guarantors of their respective obligations hereunder and under the other Loan Documents and such consents, permits and approvals shall continue in full force and effect.

            (d) All legal matters in connection with this financing shall be satisfactory to the Bank and its counsel.

            Section 6.02. Conditions to All Borrowings. The obligations of the Bank to make any Loan (including the initial Revolving Credit Loan and the Term
Loan) hereunder shall be subject to the further conditions precedent that on the date of such Loan:

            (a)   the following statements shall be true:

                  (i) the representations and warranties contained in Article 7 are true and correct on and as of the date of such Loan as though made on and as of such date (unless such representations and warranties are made as of a specific earlier date in which case they shall be true and correct as at such date);

                  (ii) no Default or Event of Default has occurred and is continuing, or would result from such Loan; and

                  (iii) no material adverse change shall have occurred in the business, financial condition or operations of Borrower since the date of the most recent financial statements of Borrower delivered to the Bank hereunder or in connection herewith; and

            (b) the Bank shall have received a Notice of Borrowing for any Revolving Credit Loan; and

            (c) the Bank shall have received such approvals, opinions, documents or instruments as the Bank may have reasonably requested.

            Section 6.03. Deemed Representations. Unless Borrower otherwise notifies the Bank prior to any borrowing hereunder, the acceptance by Borrower of the proceeds of any Loan shall constitute a representation and warranty that the statements contained in Section 6.02(a) are true and correct as of the date of such Loan.

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES.

            Borrower hereby represents and warrants that:

            Section 7.01. Incorporation, Good Standing and Due Qualification; Compliance with Law. Each of Borrower and the Guarantors is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation (or other entity) and in good standing under the laws of each other jurisdiction in which such qualification is required except where the failure to so qualify and/or be in good standing could not in any case or in the aggregate, have a material adverse effect on the operations, business, property or financial condition of any of Borrower or any Guarantor or on its respective ability to perform its respective obligations hereunder. In addition, each of Borrower and the Guarantors is in compliance with all laws, treaties, rules or regulations, or determination of an arbitration or a court or other governmental authority, in each case applicable to or binding upon it or any of its property or to which it or any of its property is subject, except to the extent that the failure to so comply could not, in any case or in the aggregate, have a material adverse effect on the operations, business, property or financial condition of Borrower and the Guarantors or on their ability to perform their obligations under the Loan Documents.

            Section 7.02. Power and Authority; No Conflicts. The execution, delivery and performance by each of Borrower and each of the Guarantors of the Loan Documents have been duly authorized by all necessary action and do not and will not (a) require any consent or approval of its stockholders or other equity holders that has not been obtained, (b) contravene its charter, by-laws or other governing instruments, (c) violate any provision of, or require any filing (other than filings contemplated hereby and/or by the other Loan Documents), registration, consent or approval under, any law, rule, regulation (including, without limitation, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or such Guarantor, (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or such Guarantor is a party or by which any of its properties may be bound or affected, (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by Borrower or such Guarantor, or (f) cause Borrower or such Guarantor to be in default under any such rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

            Section 7.03. Legally Enforceable Agreements. Each Loan Document is, or when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower or each Guarantor party thereto, enforceable against Borrower or such Guarantor in accordance with its terms.

            Section 7.04. Litigation. There are no actions, suits or proceedings pending or to Borrower's knowledge, threatened against or affecting Borrower or any of the Guarantors or any of their respective Subsidiaries before any court, governmental agency or arbitrator, which could, in any one case or in the aggregate, adversely affect the financial condition, operations, properties or business of Borrower and the Guarantors or their ability to perform their respective obligations under the Loan Documents.

            Section 7.05. Financial Statements. The consolidated balance sheet of Borrower and its Subsidiaries as at September 30, 1997 and the related consolidated income statement and statement of cash flow of Borrower and its Subsidiaries for the fiscal year then ended, and the accompanying notes, together with the opinion thereon, of KPMG Peat Marwick LLP, independent certified public accountants (the "Auditor"), and the consolidated financial statements for the six month period ended March 31, 1998, copies of which were delivered to the Bank, fairly present the consolidated financial condition of Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of Borrower and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied. As of the date hereof, there are no liabilities of Borrower and its Subsidiaries, fixed or contingent, which are material but are not reflected in such financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since March 31, 1998 and the liabilities created by this Agreement. There has been no material adverse change in the condition (financial or otherwise), business, operations or, to the knowledge of Borrower, prospects of any of Borrower or the Guarantors since the date of the most recent financial statements delivered to the Bank and the Closing Date. With respect to any Loans made after the Closing Date, Borrower shall represent and warrant that from the time that Borrower has delivered to the Bank its most recent financial statements under Section 8.08 and the date of such Loan, there has been no material adverse change in the condition (financial or otherwise), business, operations or, to the knowledge of Borrower, prospects of Borrower and the Guarantors.

            Section 7.06. Ownership and Liens. Each of Borrower and the Guarantors has title to, or valid leasehold interests in, all of its properties and assets, real and personal, reflected in the financial statements referred to in Section 7.05 (other than any properties or assets disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective business or as have been disposed of in the ordinary course of business), and none of the properties and assets owned by Borrower or the Guarantors, or any of them, and none of their leasehold interests, is subject to any Lien, except as disclosed in Schedule I or as may be permitted hereunder.

            Section 7.07. Taxes. Each of Borrower and the Guarantors has filed all tax returns (federal, state and local) required to be filed. Each of Borrower and the Guarantors has paid when due all taxes, assessments and governmental charges and levies shown thereon to be due, including interest and penalties, other than taxes, assessments and governmental charges and levies being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP shall have been provided on the books of Borrower or the Guarantors, as the case may be.

            Section 7.08. ERISA. Each of Borrower and the Guarantors is in compliance in all material respects with all applicable provisions of ERISA. No Reportable Event has occurred with respect to any Plan, no notice of intent to terminate a Plan has been filed nor has any Plan been terminated, no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings, none of Borrower nor its ERISA Affiliates has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan and each of Borrower and each of its ERISA Affiliates has met its minimum funding requirements under ERISA with respect to all of its Plans and there are no Unfunded Vested Liabilities. None of Borrower nor its ERISA Affiliates has incurred any liability to the PBGC under ERISA, other than to make contributions in the ordinary course and other than contingent liabilities that would arise on the termination of any Plan (no such termination being reasonably foreseen by Borrower).

            Section 7.09. Subsidiaries and Ownership of Stock. Schedule II is a complete and accurate list of the Subsidiaries of Borrower, showing the jurisdiction of incorporation or organization of each Subsidiary and the percentage of Borrower's ownership of the outstanding stock or other interest of each such Subsidiary.

            Section 7.10. Credit Arrangements. Schedule III is a complete and correct list of all credit agreements, indentures, purchase agreements outside the ordinary course of Borrower's business, guaranties, Capital Leases and other investments, agreements and arrangements in effect on the date of this Agreement providing for or relating to extensions of credit to Borrower or to the Guarantors or to any of them (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which Borrower, the Guarantors or any of them is in any manner directly or contingently obligated. Schedule III shows the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule and
Schedule I.

            Section 7.11. Operation of Business. Each of Borrower and each Guarantor possesses all material licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their business as now conducted and as presently proposed to be conducted and to Borrower's best knowledge, none of Borrower nor any of the Guarantors is in violation of any valid rights of others with respect to any of the foregoing.

            Section  7.12.  Hazardous  Substances.  Each  of  Borrower  and  the
Guarantors is in compliance with all Environmental Laws, and has obtained all necessary licenses and permits required to be issued pursuant to any Environmental Law. None of Borrower nor any of the Guarantors has received any written notice or communication from any governmental agency with respect to any Hazardous Substance relative to its operations, property or acts or any investigation, demand or request pursuant to or enforcing any Environmental Law relating to it or its operations, and no such investigation is pending or, to the knowledge of Borrower, threatened.

            Section 7.13. Compliance with Loans and Judgments. Borrower and each Subsidiary are in compliance, in all material respects, with all laws, rules, regulations, orders and decrees which are applicable to Borrower or its Subsidiaries, or to any of their respective properties. Each of Borrower and the Guarantors has satisfied all judgments and none of Borrower nor any of the Guarantors is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

            Section 7.14. No Defaults on Other Agreements. Except as disclosed on Schedule IV, none of Borrower nor any of the Guarantors is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which would in any case or in the aggregate have an adverse effect on its ability to carry out its obligations under the Loan Documents. None of Borrower nor any of the Guarantors is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party except where such default would not, in any case or in the aggregate, have a material and adverse effect on the business, properties, assets, operations or condition, financial or otherwise, of Borrower and the Guarantors or on their ability to perform their obligations under the Loan Documents.

            Section 7.15. Labor Disputes and Force Majure. Neither the business nor the properties of Borrower or any of the Guarantors is affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, force majure or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operations of Borrower and the Guarantors or their ability to perform their obligations under the Loan Documents.

            Section 7.16. Governmental Regulation. None of Borrower or the Guarantors is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940 or any other statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

            Section 7.17. Partnerships. None of Borrower or the Guarantors is a partner in any partnership or a member of any joint venture or limited liability company, except as indicated in Schedule II.

            Section 7.18. No Forfeiture. None of Borrower nor any of the Guarantors is engaged in or proposes to be engaged in any unlawful activity which is reasonably likely to result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or, to the best of Borrower's knowledge, threatened.

            Section 7.19. Disclosure. This Agreement, each Loan Document and each other document, certificate, exhibit, report or written statement furnished to the Bank by or on behalf of Borrower or for use in connection with the Loans, do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statement contained herein or therein not misleading under the circumstances in which they were made.

            Section 7.20. Year 2000 Compliance. By December 31, 1998, all of Borrower's principal operating computer hardware and software will have the ability to (a) consistently handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output and performing calculations on dates or portions of dates, (b) function accurately in accordance with the specifications of such computer hardware or software and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century, (c) respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner and (d) store and provide output of date information in ways that are unambiguous as to century. Any reprogramming or other corrective modifications required to permit the proper functioning beginning immediately after December 31, 1999 of (i) the computer systems of Borrower and its Subsidiaries and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which systems of

Borrower and its Subsidiaries interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by December 31, 1998.

ARTICLE 8.  AFFIRMATIVE COVENANTS.

            So long as any Note shall remain unpaid or the Bank shall have any obligations under this Agreement, Borrower shall and shall cause the Guarantors to:

            Section 8.01. Maintenance of Existence. Except as otherwise provided in this Agreement, preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

            Section 8.02. Conduct of Business. Continue to engage in its current business or related businesses.

            Section 8.03. Maintenance of Properties. Maintain, keep and preserve all of its properties (tangible and intangible) necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            Section 8.04. Maintenance of Records. Keep records and books of account, in which complete entries will be made in accordance with GAAP.

            Section 8.05. Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated.

            Section 8.06. Compliance with Laws. Comply in all respects with all applicable laws, rules, regulations and orders.

            Section 8.07. Right of Inspection. At any reasonable time and from time to time, upon reasonable notice during normal business hours, permit the Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, such Person, to discuss the affairs, finances and accounts of such Person with any of their respective officers and directors and such Person's independent accountants. Once yearly at Borrower's expense, and if more frequently, at the Bank's sole cost, the Bank or its representatives may conduct such collateral and other audits as the Bank deems necessary.

            Section 8.08. Reporting Requirements. Furnish directly to each of the Bank:

            (a) as soon as available and in any event within 90 days after the end of each fiscal year of Borrower, consolidating and consolidated financial statements of Borrower and its consolidated Subsidiaries which shall include a consolidating and consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and a consolidating and consolidated income statement and statement of cash flows of such entities for such fiscal year, stating in comparative form the respective consolidating and consolidated figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP, accompanied by an unqualified opinion thereon acceptable to the Bank by the Auditor, which opinion neither includes an exception as to adherence with GAAP nor contains a disclaimer;

            (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Borrower, a consolidating and consolidated balance sheet of Borrower and its Subsidiaries as of the end of such quarter and a consolidating and consolidated income statement and statements of cash flows of such entities for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidating and consolidated figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and attested to by the president or chief financial officer of Borrower;

            (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a certificate of the president or chief financial officer of Borrower (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and
(ii) with computations  demonstrating compliance with the covenants contained in
Article 10;

            (d) within 30 days after the delivery of the financial statements referred to in (a) above, annual forecasts and Borrower's budget for the upcoming fiscal year, with a comparison of actual results to budget for the fiscal year then ended;

            (e) promptly upon receipt thereof, a copy of the management letter, if any, prepared by the Auditor;

            (f) on or prior to the fifteenth day of each calendar quarter, a schedule of accounts receivable of the Company and its Subsidiaries certified by the President or Chief Financial Officer and current as of the last Banking Day of the preceding month, which shall include accounts receivable summary agings, all in form and in such detail satisfactory to the Bank;

            (g) on or prior to the fifteenth day of each calendar quarter, a schedule of inventory of the Company and its Subsidiaries certified by the President or Chief Financial Officer and current as of the last Banking Day of the preceding month, which shall contain a breakdown of the inventory by type, amount and location and such other information reasonably requested by the Bank;

            (h) on each January 2 and July 1 while any Loan is outstanding, a certificate from the President or Chief Financial Officer certifying that the lien search report obtained by the Bank (at Borrower's expense) on or about those dates is accurate and complete;

            (i) promptly after Borrower becomes aware of the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, involving claims of $50,000 or more affecting Borrower, or any of its Subsidiaries, including, without limitation, any such proceeding relating to any alleged violation of any Environmental Law;

            (j) as soon as possible and in any event within five days after the occurrence of each Default or Event of Default, a written notice specifying and describing in reasonable detail such Default or Event of Default and describing in reasonable detail the action which is proposed to be taken by Borrower with respect thereto;

            (k) promptly after the commencement thereof or promptly after Borrower knows of the commencement or threat thereof, notice of any Forfeiture Proceeding;

            (l) promptly after submission, all documents and information furnished to any government or regulatory agency, other than documents and information prepared in the normal course of business, but including information which relates to any adverse action proposed to be taken by such agency or information which, if not so submitted, would result in the taking of an adverse action by such agency;

            (m) as soon as possible and in any event within five Banking Days after Borrower knows that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a chief financial officer of Borrower setting forth details respecting such event or condition and the action, if any, which Borrower or the ERISA
Affiliate propose to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Borrower or an ERISA Affiliate with respect to such event or condition):

                  (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

                  (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                  (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by

Borrower or any ERISA Affiliate, of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                  (iv) the complete or partial withdrawal by Borrower or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by Borrower, or any ERISA Affiliate, of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

                  (v) the institution of a proceeding by a fiduciary or any Multiemployer Plan against Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

            (n) promptly, and in any event within five business days after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which Borrower sends to its stockholders, and copies of all regular, periodic and special reports and all registration statements which Borrower files with the Securities and Exchange Commission or any other governmental authority, or with any national securities exchange;

            (o) such other information respecting the condition or operations, financial or otherwise, of Borrower, or any Guarantor, as the Bank may from time to time reasonably request.

            Section 8.09. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material Debt.

            Section 8.10. Payment of Taxes. Pay and discharge promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, and all other material obligations (including lawful claims for labor, materials and supplies which, if unpaid, might become a Lien) except that neither the Company nor any Guarantor shall be required to pay any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and there shall have been set aside on its books adequate reserves determined in accordance with GAAP with respect to any such tax, assessment, charge, levy or claim so contested, provided that, except as provided in Section 9.02, the Company and each Guarantor shall pay all such taxes, assessments, charges, levies or claims promptly if any Lien has attached as security therefor.


            Section 8.11. Acquisitions. Prior to entering into any letter of intent, agreement or other commitment relating to any Acquisition, furnish the Bank with notice of same and with such information relating to the Acquisition as Borrower possesses at the time it provides notice to the Bank and which the Bank may reasonably request.

ARTICLE 9.  NEGATIVE COVENANTS.

            So long as any Note shall remain unpaid or the Bank shall have any obligations under this Agreement, Borrower shall not and shall not permit any Guarantor to:

            Section 9.01.  Debt and Guaranties.

            (a) Create, incur, assume or allow to exist, or permit any Guarantors to create, incur, assume or allow to exist any Debt, except:

                  (i)  Debt arising under this Agreement or the Notes;

                  (ii)  Debt described in Schedule III;

                  (iii) Subsidiaries may incur Debt of up to $2,000,000, but whenever and to the extent that such Debt exceeds $500,000 in the aggregate, the Revolving Credit Commitment shall be reduced on a dollar for dollar basis by the amount of such excess;

                  (iv) Debt incurred in connection with operating leases entered into by Borrower, the Guarantors, or any of them, consistent with past practices or in the ordinary course of business; and

                  (v) Debt of Borrower, or the Guarantors, or any of them, secured by purchase money Liens permitted by Section 9.02.

            (b) Guaranty, endorse, become surety for or otherwise in any way become or be responsible for the Debt or obligations of any Person, whether by agreement to maintain capital, equity, net worth or solvency of any Person, by agreement to purchase or discharge the Debt of any Person, or agreement to purchase merchandise, materials, supplies or other property, if such agreement provides that payment shall be made whether or not delivery of such merchandise, materials, supplies or other property is ever made or tendered except:

                  (i) Borrower's guarantee up to (pound)1,000,000 of Debt of Vicon U.K. and any other guarantees executed prior to the date hereof, all as described on Schedule V;

                  (ii) Borrower may guarantee Debt of Subsidiaries which are Guarantors of up to a total of $2,000,000, but whenever and to the extent such guarantees relate to Guarantor Debt that exceeds $500,000 in the aggregate, the Revolving Credit Commitment shall be reduced on a dollar for dollar basis by the amount of such excess;

                  (iii) endorsements of negotiable instruments for collection or deposit in the ordinary course of business; and

                  (iv) guarantees under this Agreement or of Debt of Borrower or any Guarantor owing to the Bank.

            Section 9.02. Liens. Create, incur, assume or allow to exist, or permit any of the Guarantors to create, incur, assume or allow to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, or enter into any agreement, contract or undertaking with any Person not to create, incur, assume or allow any such Lien to exist, except:

            (a) Any negative pledge agreement with the Bank or any Liens in favor of the Bank;

            (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in conformity with GAAP;

            (c) Liens imposed by law, such as mechanic's, supplier's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days and which total less than $50,000;

            (d) Liens under workers' compensation unemployment insurance, social security or similar legislation (other than ERISA);

            (e) judgment and other similar Liens arising in connection with court proceedings that have been in existence for fewer than 30 days after entry of the judgment or the execution or other enforcement of which is effectively stayed, and the claims secured thereby are being actively contested, in good faith and by appropriate proceedings, or which relate to judgments which, when aggregated with all other judgments secured by such Liens, total less than $50,000; and

            (f) purchase money Liens on any property heretofore or hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that such liens attach only to the property as acquired and do not extend to any additional property of Borrower.

            Section 9.03. Investments and Advances. Make or permit any Subsidiary to make any loan or advance to any Person, or purchase, redeem or otherwise acquire, or permit any such Subsidiary to purchase, redeem or otherwise acquire any capital stock, assets, obligations or other securities, or make any capital contribution to otherwise invest in or acquire any interest in any Person (including, without limitation, any Borrower or any Subsidiary or Affiliate of any Borrower), except:

            (a) obligations issued or guaranteed by states or municipalities within the United States of American and rated at least A-1 by Standard & Poor's;

            (b) obligations issued or guaranteed by the United States of America or any agency or subdivision thereof, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America;

            (c) certificates of deposit, time deposits, Eurodollar certificates of deposit, bankers acceptances and other money market instruments issued by any bank, trust company or financial institution organized under the laws of the United States of America or any state (or in the case of Eurodollar certificates of deposit, a branch of any such bank, trust company or financial institution) having capital and surplus in an aggregate amount not less than $200,000,000 and with such instrument rated at least A-1 by Standard & Poor's;

            (d) commercial paper rated at least Prime-1 by Moody's Investor Services or A-1 by Standard & Poor's;

            (e) repurchase agreements entered into with any bank, trust company or other financial institution organized under the laws of the United States of America or any state having capital and surplus in an aggregate amount not less than $200,000,000 and which are fully secured by obligations of the type described in Section 9.03(b);

            (f) Acquisitions permitted pursuant to Section 9.07 hereof;

            (g) Investments of Borrower in a Domestic Subsidiary, provided it is a Guarantor;

            (h) Borrower's investments or advances in amounts of up to an aggregate of $750,000 in Affiliates which are not Domestic Subsidiaries; and

            (i) Purchases of Borrower's common stock in connection with the exercise of options granted under Borrower's employee stock option plans.

            Section 9.04. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any of the Guarantors to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock of any Subsidiary or indebtedness due from any Subsidiary, receivables and leasehold interests) except for (i) assets disposed of as no longer used or useful in the conduct of their respective business or as have been disposed of in the ordinary course of business consistent with Borrower's past practice, (ii) transfers of assets between or among Borrower and Subsidiaries of Borrower, provided all such Subsidiaries are Guarantors or (iii) sales of inventory in the ordinary course of business.

            Section 9.05. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate or permit any of the Guarantors to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except as permitted under this Agreement or as provided below, and except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Guarantors business and upon fair and reasonable terms not materially less favorable to Borrower or such Guarantor than would be obtained in a comparable arm's length transaction with a Person not an Affiliate. Borrower may sell inventory to Affiliates at favorable pricing in the ordinary course of business, provided the aggregate of such sales transactions in any fiscal quarter are not priced at less than Borrower's cost of goods sold of such inventory.

            Section 9.06. Mergers. Except as permitted in Section 9.07, and except for mergers of any Subsidiary with and into either Borrower or any Subsidiary which is at such time a Guarantor, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of the Guarantors to do so.

            Section 9.07. Acquisitions.  Make any Acquisition, unless the Person to be acquired is primarily in the business of manufacturing or selling security, surveillance, safety control or protection systems or system components, and the Bank has been furnished with (a) such documents as are necessary in the Bank's discretion to provide the Bank with a Guaranty of the Person to be acquired, (b) satisfactory evidence that, during the period beginning on the Closing Date through the Revolving Credit Termination Date, the consideration paid or to be paid by the Borrower in connection with such Acquisition, when aggregated with the consideration paid or to be paid in connection with all other Acquisitions does not exceed either, (i) if Borrower consummates the Acquisition of Chun Shin, $7,500,000 or (ii) if Borrower does not acquire Chun Shin, $4,500,000, (c) satisfactory evidence that if the Acquisition involves a Person other than Chun Shin, such Person has its principal business operations in the United States and, if an entity, was formed under the laws of a United States jurisdiction, (d) a certificate of the President or Chief Financial Officer of Borrower certifying that no Default or Event of Default has occurred and is continuing and that no Default or Event of Default would occur as a result of Borrower's making such Acquisition and (e) prior to completing such Acquisition, financial statements of the Borrower demonstrating compliance with the covenants contained in Article 10, (i) on a pro forma basis at the time immediately after the Acquisition and (ii) on a projected basis, for the four fiscal quarters immediately following such Acquisition.

            Section 9.08. No Activities Leading to Forfeiture Proceeding. Engage in or permit any Guarantor to engage in any unlawful activity which could reasonably be expected to result in a Forfeiture Proceeding.

            Section 9.09. Corporate Documents; Fiscal Year. Change its fiscal year, or amend, modify or supplement its certificate or articles of incorporation or by-laws in any way.

            Section 9.10. New Subsidiaries. Form, or permit any Guarantor to form, any Subsidiary unless such Subsidiary shall become a party to the Guaranty.

            Section 9.11. Capital Expenditures. Not make any Capital Expenditures in excess of $2,000,000 any fiscal year, excluding (a) Acquisitions permitted under Section 9.07, and (b) Capital Expenditures incurred in
Borrower's one time expansion of its existing facility on Arkay Drive, Hauppauge, New York.

ARTICLE 10.  FINANCIAL COVENANTS.

            So long as any of the Notes shall remain unpaid or the Bank has any obligations under this Agreement:

            Section 10.01.  Net Income.  Borrower shall on a consolidated  basis
(i) maintain a positive Net Income on a fiscal year basis, (ii) not have two consecutive fiscal quarters in which it has net losses that total in excess of $500,000 and (iii) not have net losses for four consecutive fiscal quarters that total in excess of $800,000.

            Section 10.02. Maximum Liabilities to Worth Ratio. Borrower shall maintain on a consolidated basis at all times a ratio of Total Liabilities to Tangible Net Worth of not more than 1.50:1.0.

            Section 10.03. Debt Coverage Ratio. Borrower shall maintain on a consolidated basis at all times a Debt Coverage Ratio of not less than 1.25:1.0, to be tested quarterly on a rolling four quarter basis.

            Section 10.04. Determination of Compliance. Compliance with these financial covenants shall be determined by reference to the consolidated and consolidating financial statements of Borrower and its Subsidiaries delivered to the Bank in accordance with Section 8.08, and shall exclude any balance sheet information or results of operations of any Subsidiary which is not also a Guarantor. Except as set forth in 10.01, all financial covenants shall be applicable at all times and shall be tested at the end of each fiscal quarter.

ARTICLE 11.  EVENTS OF DEFAULT.

            Section 11.01. Events of Default. The occurrence of any of the following events shall be an "Event of Default":

            (a) Borrower shall fail to pay within five days of due date (i) principal of the Note, (ii) interest on the Note or (iii) any fee or other amount due hereunder as and when due and payable.

            (b) Any representation or warranty made or deemed made by Borrower in this Agreement, or by Borrower or any Guarantor in any certificate delivered pursuant to this Agreement or any other Loan Document, or which is contained in any certificate, document, opinion, financial or other statement furnished to the Bank at any time pursuant to any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

            (c) Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.03, Section 3.06 or Articles 8, 9 or 10;

            (d) Borrower or any Guarantor shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed in any Loan Document and such failure shall continue for 15 consecutive days;

            (e) Borrower or any Guarantor shall (i) fail to pay any amounts with respect to any Debt in favor of the Bank, including but not limited to indebtedness for borrowed money (other than the payment obligations described in (a) above) of Borrower or such Guarantor, as the case may be, or any interest or premium thereon, when due (giving effect to any applicable grace period), whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, (ii) fail to pay any other Debt, including but not limited to indebtedness for borrowed money of Borrower or such Guarantor, as the case may be, or any interest or premium thereon, when due (giving effect to any applicable grace period), whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, (iii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any Debt when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time or both, the maturity of such Debt, whether or not such failure to perform or observe shall be waived by the holder of such Debt or (iv) any Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

            (f) Borrower or any Guarantor shall (i) generally not, be unable to or admit in writing its or their inability to, pay its or their debts as such debts become due; or (ii) make an assignment for the benefit of creditors, petition or apply to any court or otherwise for the appointment of a custodian, receiver or trustee for it or a substantial part of its or their assets, (iii) as debtor, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, (iv) have had any such petition or application filed or any such proceeding shall have been commenced, against it or them, in which an adjudication or appointment is made or order for relief is entered, and which petition, application or proceeding remains undismissed for a period of 30 days or more, or (v) by any act or omission shall indicate its or their consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its or their property, (vi) allow any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more or (vii) cease to be Solvent;

            (g) One or more judgments, decrees or orders for the payment of money in excess of $50,000 in the aggregate in respect of uninsured or unbonded claims shall be rendered against Borrower or any of Guarantor and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

            (h) An event or condition specified in Section 8.08(m) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any ERISA Affiliate shall incur or in the opinion of the Bank shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of the Bank, material in relation to the financial condition, operations, business or prospects of Borrower or the Guarantors;

            (i) Any Forfeiture Proceeding shall have been commenced;

            (j) Any Loan Document shall at any time after its execution and delivery and for any reason cease to be in full force and effect, or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower, or any Guarantor shall deny that it has any further liability or obligation under the Guaranty to which it is a party, or Borrower or any Guarantor shall fail to perform any of its material obligations under any Loan Document to which it is a party; or

            (k) If any one or more conditions or events occur or exist which the Bank determines resulted or is reasonably likely to result in a material adverse change in the business operations, properties or financial condition of Borrower.

            Section 11.02. Remedies. If any Event of Default shall occur, the Bank may, at its option (a) declare the Revolving Credit Commitment to be terminated, whereupon the same shall forthwith terminate, and/or (b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; provided that, in the case of an Event of Default referred to in Section 11.01(e) or Section 11.01(h) above, the Commitments shall be immediately terminated, and the Note, all interest thereon and all other amounts payable under this Agreement and the Note shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower.

ARTICLE 12.  MISCELLANEOUS.

            Section 12.01. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by Borrower and the Bank, and any provision of this Agreement may be waived by Borrower or by the Bank; provided that no amendment, modification or waiver shall be effective, unless by an instrument signed by the Bank. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            Section 12.02. Usury. Anything herein to the contrary notwithstanding, the obligations of Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Bank limiting rates of interest which may be charged or collected by the Bank.

            Section 12.03. Expenses. Borrower shall reimburse the Bank on demand for all reasonable costs, expenses, and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Bank) incurred by the Bank in connection with the preparation or performance of this Agreement and the Loan Documents. In addition, Borrower shall reimburse the Bank for all of its reasonable costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, the Note or the other Loan Documents. Borrower agrees to indemnify the Bank and its directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower, of the proceeds of the Loans, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

            Section 12.04. Survival. The obligations of Borrower under Section 2.03(c), Article 5 and Section 12.03 shall survive the repayment of the Loans for a period corresponding to the maximum applicable statute of limitations in effect in the State of New York from time to time.

            Section 12.05. Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, Borrower and the Bank and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder.

            Section 12.06. Notices. All notices, consents, approvals and other communications required or permitted to be given to a party under this Agreement shall be in writing and shall be delivered personally to the party, sent by any national overnight courier or mailed first class mail, to the party at the address indicated on page one, to the attention of James V. Maiorino for the Bank and to the attention of Kenneth M. Darby for Borrower. Any item delivered in accordance with the provisions of this Section shall be deemed to have been delivered (i) on the date of personal delivery, (ii) on the business day following the date deposited with the overnight courier or (ii) on the fifth day following the date on which it was so mailed, as the case may be.

            Section 12.07. Setoff. Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option without any prior notice to Borrower (any such notice being expressly waived by Borrower to the extent permitted by applicable law), to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower at any of the Bank's offices against any amount then due and payable by Borrower to the Bank under this Agreement or the Note which is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower thereof, provided that the Bank's failure to give such notice shall not affect the validity thereof. Payments by Borrower hereunder shall be made without setoff or counterclaim.

            Section 12.08.  Jurisdiction; Immunities.

            (a) Borrowers hereby irrevocably submits to the jurisdiction of any New York State or United States Federal court sitting in Suffolk or Nassau County over any action or proceeding arising out of or relating to this Agreement or the Note, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. To the extent permitted by applicable law, Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by certified or registered mail) of copies of such process to it. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, Borrower further waives any objection to venue in such State or Federal Court and any objection to an action or proceeding in such State or Federal Court on the basis of forum non conveniens. Borrower further agrees that any action or proceeding brought against the Bank shall be brought only in New York State or United States Federal court sitting in Suffolk or Nassau County.

            (b)  THE PARTIES WAIVE ANY RIGHT TO A JURY TRIAL.

            (c) Nothing in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against Borrower or its property in the courts of any other jurisdictions.

            (d) To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower hereby irrevocably waives, to the extent permitted by applicable law, such immunity in respect of its obligations under this Agreement and the Notes.

            Section 12.09. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

            Section 12.10. Integration. The Loan Documents set forth the entire agreement among the parties relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

            Section 12.11. Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed wholly within the State of New York.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

VICON INDUSTRIES, INC.                    KEYBANK NATIONAL ASSOCIATION


By:____________________________           By:____________________________
    Name:  Kenneth M. Darby                   Name:  James V. Maiorino
    Title:   President                        Title:   Vice President

                        List of Schedules and Exhibits



Schedule I                    Description of Liens

Schedule II                   List of Subsidiaries, Partnerships, etc.

Schedule III List of Credit Agreements (including indentures, purchase agreements, guaranties, Capital Leases, etc.)

Schedule IV                   Agreements effecting Loan Documents

Schedule V                    List of Guaranties



                           *     *     *     *     *



Exhibit A-1                   Form of Revolving Credit Note

Exhibit A-2                   Form of Term Note

Exhibit B                     Form of Guaranty

Exhibit C                     Form of Opinion of Counsel

Exhibit D                     Form of Notice of Borrowing

                              REVOLVING CREDIT NOTE


$7,500,000                                                      July 20, 1998


                  For value received, Vicon Industries, Inc. ("Borrower"), hereby promises to pay to the order of KeyBank National Association, a national banking association (the "Bank"), at the Bank's office at 1377 Motor Parkway, Islandia, New York 11788, on or before July 22, 2002, the principal amount of $7,500,000, or the actual amount loaned by the Bank to Borrower pursuant to the "Credit Agreement" (defined below), in lawful money of the United States of America and in immediately available funds, on the date and in the manner provided in the Credit Agreement. Borrower also promises to pay interest on the unpaid principal balance hereof at the rate or rates of interest as provided in the Credit Agreement, on the dates and in the manner provided therein.

                  The holder of this Revolving Credit Note shall record the date and amount of each Revolving Credit Loan made by the Bank, and the date and amount of each payment of principal or interest, either on the schedule attached hereto, or on such computer, magnetic disk, tape or other such electronic data storage and retrieval system as the Bank considers adequate for such purpose, in its sole and absolute discretion. Any such record shall constitute prima facie evidence of the accuracy of the information so recorded, but no failure so to record, or any error in so recording, shall affect the obligation of the Borrower to repay any Revolving Credit Loans, with interest thereon, as provided herein or in the Credit Agreement.

                  This is the Revolving Credit Note referred to in that certain Revolving Credit Agreement dated July 20, 1998 between Borrower and the Bank as amended from time to time (the "Credit Agreement"), and evidences the Revolving Credit Loans made by the Bank thereunder. All capitalized terms not defined herein shall have the meanings given to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default, for a Default Rate of interest and for pre- payments on the terms and conditions specified therein.

                  Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Revolving Credit Note, except as may be set forth in the Credit Agreement.

                  The terms of this Revolving Credit Note may not be changed orally, but only by an instrument duly executed by Borrower and the Bank.

                  This Note shall be governed by, and interpreted and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed wholly within the State of New York.

                                            VICON INDUSTRIES, INC.



                                            By:_______________________________
                                               Name:   Kenneth M. Darby
                                               Title:  President

                       SCHEDULE OF REVOLVING CREDIT LOANS


Date           Type                       Principal
Principal
of             of          Interest       Amount of       Maturity      Paid or
Loan           Loan        Rate           Loan            of Loan       Unpaid

                                 TERM LOAN NOTE


$4,500,000                                                       July 20, 1998


                  For value received, Vicon Industries, Inc. ("Borrower"), hereby promises to pay to the order of KeyBank National Association, a national banking association (the "Bank"), at the Bank's office at 1377 Motor Parkway, Islandia, New York 11788, the principal sum of $4,500,000 in 60 equal consecutive monthly installments of $75,000, in lawful money of the United States of America and in immediately available funds, in the manner provided in the "Credit Agreement" (defined below) on the first day of each calendar month commencing on September 1, 1998 and ending with a final installment of all unpaid principal hereunder on July 21, 2003. Borrower also promises to pay interest on the unpaid principal balance hereof at an annual rate of interest equal to LIBOR, for the applicable Interest Period, plus a margin of 100 basis points, as provided in the Credit Agreement, on the dates and in the manner set forth therein.

                  This is the Term Loan Note referred to in that certain Credit Agreement dated July 20, 1998 between Borrower and the Bank, as amended from time to time (the "Credit Agreement"), and evidences the Term Loan made by the Bank thereunder. All capitalized terms not defined herein shall have the meanings given to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default, for a Default Rate of interest and for pre-payments on the terms and conditions specified therein.

                  Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Term Loan Note. The terms of this Term Loan Note may not be changed orally, but only by an instrument duly executed by Borrower and the Bank.

                  This Note shall be governed by, and interpreted and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed wholly within the State of New York.

                                          VICON INDUSTRIES, INC.


                                          By:_______________________________
                                             Name:   Kenneth M. Darby
                                             Title:  President

                                   Guaranty


            Guaranty dated July 20, 1998 from the person whose name and address is set forth on the signature page hereof ("Guarantor") to KeyBank National Association, 1377 Motor Parkway, Islandia, New York 11788 ("Lender").

            Vicon Industries, Inc. ("Borrower"), has obtained credit of up to $14,000,000 from Lender (the "Loan") pursuant to a Credit Agreement dated July 20, 1998 between Borrower and Lender ("Credit Agreement"). The Loan is evidenced by Borrower's promissory notes consisting of a Term Loan Note and a Revolving Credit Note (collectively, the "Note").

            As part of the consideration for Lender's agreeing to make the Loan, Borrower has agreed to obtain and deliver this Guaranty to Lender. Guarantor is a Subsidiary of Borrower will benefit substantially as a result of Lender's extending the Loan, and Borrower and Guarantor acknowledge that Guarantor's execution and delivery of this Guaranty is a condition to Lender's obligation to make further advances of the Loan.

            Accordingly, in consideration of Lender's making the Loan available to Borrower, Guarantor agrees with Lender as follows:

            1. Guarantor  irrevocably and  unconditionally  guaranties to Lender
(i) the prompt and complete payment by Borrower of all amounts due pursuant to the Note, the Credit Agreement or any other instrument or agreement executed in connection with the Loan, referred to in the Credit Agreement (all of the foregoing referred to herein as the "Loan Documents") and (ii) all other payment and performance obligations of Borrower pursuant to the Loan Documents and (iii) any other payment or performance obligations due from Borrower to Lender (all of the foregoing under clauses (i), (ii) and (iii) being collectively referred to as the "Guaranteed Obligations"). If Borrower shall default in payment of any amount due pursuant to the Loan Documents or otherwise default beyond any applicable grace period in the performance of the Guaranteed Obligations, Guarantor irrevocably and unconditionally agrees to pay to Lender upon demand the amount in default or to cure the default if it is a non-payment default (it being understood, however, that a non-payment may result in the acceleration of all indebtedness and a demand for payment in full by Guarantor under this Guaranty). Guarantor understands, agrees and confirms that Lender may enforce this Guaranty up to the full amount of the Guaranteed Obligations owing against Guarantor without proceeding against Borrower, against any security for the Guaranteed Obligations or against any other guarantor under any other guaranty respecting the Guaranteed Obligations. This is a continuing Guaranty and the obligations of Guarantor are absolute and unconditional, without regard to the validity, regularity or enforceability of any Loan Document. Guarantor acknowledges receipt of a true copy of each Loan Document, and has reviewed and approved the same.

            2. Guarantor shall indemnify and hold Lender harmless from all costs and damages that Lender may suffer by reason of Borrower's failure to pay or perform any of the Guaranteed Obligations.

            3. (a) Lender in its sole and absolute discretion, may at any time and from time to time without the consent of or notice to Guarantor, without incurring responsibility to Guarantor, without impairing or releasing the obligations of Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

                  (i) by agreement with Borrower, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter any of the Loan Documents or the Guaranteed Obligations, any security therefor or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Loan Documents and Guaranteed Obligations as so changed, extended, renewed or altered;

                  (ii) exercise or refrain from exercising any rights against Borrower or others or otherwise act or refrain from acting;

                  (iii) release, settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) to creditors of Borrower other than Guarantor;

                  (iv) consent to or waive any breach of, or any act, omission or default under any Loan Document or otherwise amend, modify or supplement any Loan Document;

                  (v) agree to the substitution, exchange, release or other disposition of all or any part of any property securing the Guaranteed Obligations;

                  (vi) make advances for the purposes of performing any term or covenant contained in any agreement between Lender and Borrower with respect to which Borrower may be in default;

                  (vii) assign or otherwise transfer all or any part of the Guaranteed Obligations; or

                  (viii) deal in all respects with Borrower as if this Guaranty were not in effect.

            (b) Guarantor's liability shall be unaffected by any of the following, whether or not Guarantor has notice of same:

                  (i) any foreclosure of any collateral securing payment or performance of the Guaranteed Obligations or any part thereof;

                  (ii) the exculpatory provisions, if any, in a Loan Document which may limit Lender's recourse to property encumbered by a Lien or limit Lender's rights to enforce a deficiency judgment against Borrower;

                  (iii) the release of Borrower or any other person or entity from performance or observance or any of the agreements, terms or conditions contained in any Loan Documents, by operation of law or otherwise;

                  (iv) any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting the Property, Borrower or Guarantor or any of its respective properties or assets; or

                  (v) Lender's failure to perfect, protect, secure or insure any security interest given for the Guaranteed Obligations.

            (c) No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty is a primary obligation of Guarantor.

            4. (a) Guarantor hereby waives any requirement that Lender institute any action or proceeding against Borrower or any other person in respect of any Loan Document or any security held by Lender prior to bringing an action against Guarantor upon this Guaranty. The liability of Guarantor under this Guaranty shall be primary, direct and immediate, and not conditional or contingent upon Lender's pursuit of any remedies it may have against Borrower or any other guarantor with respect to the Guaranteed Obligations, or against any other person or entity or against any other collateral. Without limiting the generality of the foregoing, Lender shall not be required to make any demand on Borrower, or to sell at foreclosure or otherwise pursue or exhaust its remedies under the Credit Agreement or otherwise against property securing Borrower's obligations for the Guaranteed Obligations. All remedies afforded to Lender pursuant to this Guaranty or the Loan Documents are separate and cumulative remedies. No one of such remedies, whether exercised by Lender or not, shall be deemed to exclude any of the other remedies available to Lender and shall not limit any other legal or equitable remedy available to Lender.

            (b) This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure, forbearance or delay on the part of Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

            (c) Until each and every term, covenant and condition of the Loan Documents and this Guaranty are fully performed, Guarantor shall not be released by any act or event which might, but for this provision of this instrument, be deemed a legal or equitable discharge of a surety or a guarantor. Guarantor acknowledges and agrees that it is the purpose and intent of this Guaranty that the obligations of Guarantor hereunder be absolute and unconditional under all circumstances.

            5. Guarantor hereby expressly waives (a) presentment and demand for payment of the principal of or interest thereon or any other sums of any nature with respect thereto, (b) notice of acceptance of this Guaranty or of the extension of credit to Borrower, (c) notice of any default hereunder, under the Loan Documents or under any agreements between Lender and Borrower with respect to the Guaranteed Obligations, (d) demand on Borrower for observance or performance or enforcement of any terms or provisions of any agreements between Lender and Borrower with respect to the Guaranteed Obligations and (e) to the maximum extent permitted by applicable law and except as otherwise provided herein, the benefit of all laws now or hereafter in effect in any way limiting or restricting the liability of Guarantor under this Guaranty, including any and all right to stay of execution and exemption of property in any action to enforce the liability of Guarantor hereunder. If this Guaranty shall be enforced by suit or otherwise, Guarantor shall pay Lender on demand for all reasonable fees and expenses incurred by Lender in connection therewith, including without limitation, the reasonable fees and expenses of Lender's counsel. Guarantor shall indemnify Lender against loss, cost or expense (including reasonable attorneys fees and disbursements) resulting from Borrower's assertion of any defense to its obligations under any Loan Document, or if Guarantor asserts any defense to its obligations under this Guaranty.

            6. (a) Any amounts which Guarantor advances or becomes obligated to pay for any purpose to Borrower or which Borrower or now or hereafter owes to Guarantor ("Subordinated Debt") shall at all times be subordinate as to priority of payment and all other respects to all amounts due to Lender under the Loan Documents.

            (b) Nothing herein contained is intended or shall be construed to give Guarantor any right of subrogation in or under any Loan Document, notwithstanding any payments made by Guarantor under this Guaranty, all such rights of subrogation and participation being hereby expressly waived or released.

            7. Guarantor represents and warrants to Lender as follows:

            (a) Guarantor has all necessary power and authority to execute and deliver this Guaranty and to perform its obligations hereunder.

            (b) This Guaranty is and will be the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms. The execution, delivery and performance of this Guaranty and such other agreements, documents and instruments and the performance of the transactions contemplated hereunder have been and will be duly and validly authorized and do not and will not require any consent or approval of any third party, other than consents which have previously been obtained.

            (c) The execution and delivery of this Guaranty do not, and the consummation of the transactions contemplated hereby will not, constitute a violation of, and are not, and will not be, a default under or conflict with the terms of any material contract, lease, indenture, agreement, order, judgment, or decree to which it is a party or by which it is bound or to which any of its assets are subject, which in any case or in the aggregate could have a material adverse effect on its ability to carry out its obligations under this Guaranty, and do not, and will not, violate or constitute a default under any statute, rule, regulation, order or ordinance of any governmental, judicial or arbitral body, which in any case, or in the aggregate, could have a material adverse effect on its ability to carry out its obligations under this Guaranty.

            (d) The most recent financial statements of Guarantor, copies of which have been furnished to Lender, fairly present the financial condition of Guarantor as of the dates indicated in accordance with generally accepted accounting principles consistently applied. There has been no material adverse change in such condition or Guarantor's business operations (by reason of casualty or otherwise) since the date of each of such financial statements. Guarantor shall deliver to Lender such additional financial statements as may be required under the terms of the Credit Agreement on such dates and within such time periods as shall be specified therein.

            (e) There are no actions, suits or proceedings pending, or to the knowledge of Guarantor, threatened against or affecting Guarantor or the properties of Guarantor before any court, commission or other governmental agency or instrumentality which, if determined adversely to Guarantor, would have a material adverse effect on the financial condition, properties or operations of Guarantor.

            (f) No information, exhibit or report furnished by Guarantor to Lender in connection with the Credit Agreement or this Guaranty contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading.

            8. Guarantor shall furnish Lender with such information respecting the business, properties, condition of operations, financial or otherwise, of Guarantor as Lender may from time to time reasonably request.

            9. This Guaranty shall be binding upon Guarantor and the respective successors and assigns of Guarantor, and shall inure to the benefit of Lender and its successors and assigns. This Guaranty may not be assigned by Guarantor to any other person or entity without Lender's consent.

            10. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with Lender's consent.

            11. All notices, demands, consents or other communications provided for under this Guaranty ("Notices") shall be in writing and shall be given by personal delivery, by certified mail or by recognized overnight delivery service. If Notice is delivered to Guarantor, Notice shall be addressed to Guarantor at _________________________________, and if to Lender, at the address set forth on page one. Notices shall be effective (a) if by personal delivery, on the date of delivery, (b) if by certified mail, on the fifth day after deposit in the mails with postage prepaid and (c) if by recognized overnight delivery service, on the business day following deposit with such service.

            12. This Guaranty and the rights and obligations of Lender and Guarantor hereunder shall be governed and be construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed in the State of New York. Guarantor submits to the jurisdiction of any New York State or United States Federal Court sitting in Nassau County over any action or proceeding arising out of or relating to the Guaranty, and Guarantor agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. To the extent permitted by applicable law, Guarantor consents to service of any and all process in any such action or proceeding by mailing (by certified mail) copies of such process to it at its address specified in Section 12. To the extent permitted by applicable law, Guarantor waives any objection to venue in such State or Federal court and any objection to an action or proceeding in such State or Federal court on the basis of forum non conveniens. Nothing in this Section shall limit Lender's rights to bring any action or proceeding against Guarantor in the courts of any other jurisdiction. THE PARTIES WAIVE ANY RIGHT TO A TRIAL BY JURY IN CONNECTION HEREWITH TO THE EXTENT PERMITTED BY APPLICABLE LAW.

            13. If any of the provisions of this Guaranty or the application thereof to any person or circumstances shall be invalid or unenforceable, the remainder of this Guaranty, or the application of such provision to persons or circumstances other than those as to whom it is held invalid or unenforceable, shall not be affected thereby.

            14. Guarantor waives any right or claim of right to cause a marshaling of Borrower's assets or to cause Lender to proceed against any security for the Credit Agreement before proceeding against Guarantor or to proceed against any other Guarantor in any particular order. Guarantor agrees that any payments required to be made hereunder shall become due in accordance with the Note and Credit Agreement immediately upon the happening of any default under the Note or the Credit Agreement.

            15. If Lender is required under any bankruptcy or other law to repay any amounts previously paid pursuant to this Guaranty to Borrower or Guarantor, or to any trustee, receiver or other representative of any of them, then this Guaranty shall be reinstated to include the amount of such repayment. Lender shall not be required to litigate or otherwise dispute its obligations to make such repayments if, in good faith and on the advice of counsel, Lender believes that such obligation exists.

            16. If there is more than one person comprising Guarantor, the liability of each person signing as Guarantor shall be joint and several and any reference to, or covenant, representation, warranty or waiver made by or any other obligation of Guarantor shall apply to each Guarantor and all references to "Guarantor" shall be deemed to be reference to each, any and all parties comprising Guarantor. Each Guarantor also guaranties the obligations of each other person signing this Guaranty as a Guarantor. Lender may seek to enforce any obligation against any Guarantor without having to proceed against any other Guarantor. The use of neutral pronouns shall include the masculine, as appropriate.

            17. Certain capitalized words and phrases used in this Guaranty and not defined herein shall have the meanings given them in the Credit Agreement.

            IN WITNESS WHEREOF, Guarantor has executed this Guaranty.

                                      Vicon Industries International Sales Corp.


                                          By:_________________________________
                                              Name:  Kenneth M. Darby
                                              Title:   President

                                          Address:    89 Arkay Drive
                                                      Hauppauge, NY  11788

                                                                      EXHIBIT C

                            [Letterhead of S, M & U]







                                                              July 20, 1998



KeyBank National Association
1377 Motor Parkway
Islandia, New York  11788

                  Re:      Mortgage Loan from KeyBank National
                           Association ("Lender") to Vicon Industries, Inc.

Gentlemen:

                  You have requested our opinion, as counsel for Vicon Industries, Inc. (the "Borrower") and Vicon Industries International Sales Corp. ("Guarantor", collectively with Borrower, the "Obligors") in connection with a credit made available by you to the Borrower in the aggregate principal amount of up to $14,000,000 (the "Loan") and Guarantor's guaranty of Borrower's payment and performance obligations to Lender under the Loan.

                  As counsel we have examined and are familiar with the proceedings taken in forming the Borrower and Guarantor under the laws of its respective jurisdiction of formation, including its respective Certificate of Incorporation and all amendments thereto. We have also examined and are familiar with such proceedings of the Borrower and Guarantor as we have deemed necessary in the circumstances. We have also examined and are familiar with the Credit Agreement, Promissory Notes, guaranty and all other instruments executed and delivered by or on behalf of Borrower or Guarantor in connection with the Loan and dated the date hereof (collectively, the "Loan Documents"), and have attended the closing with respect to the Loan. Certain capitalized terms used in this opinion which are not defined herein shall have the meanings given them in the Loan Documents.

                  In addition to the foregoing, we have examined and relied upon such matters of law, documents and certificates of public officials as we have deemed relevant to the rendering of our opinion. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed or photostatic copies. We point out, however, that we are members of the Bar of the State of New York and are not admitted to practice in any other jurisdiction.

KeyBank National Association
July ___, 1998
Page 2


                  Based on the foregoing and subject to the qualifications hereinafter set forth we are of the opinion that:

                  1. Borrower and Guarantor each is a duly organized, validly existing corporation, and has all the requisite power and authority to own its property and carry on its business as now being conducted.

                  2. Borrower has full power and authority to enter into and perform the Loan Documents and to borrow the Loan, all of which have been duly authorized by all necessary and proper action. Guarantor has full power and authority to enter into and perform the Guaranty, which has been duly authorized by all necessary and proper action. To our knowledge no consent or approval (government or otherwise) or the taking of any other action (including, without limitation, by shareholders of the Obligor) is required as a condition to the validity or enforceability of any of the Loan Documents except for any consents and approvals heretofore delivered to you.

                  3. Each of the Loan Documents has been duly executed and delivered and constitutes the valid and legally binding obligations of Borrower, enforceable in accordance with its respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcements of creditors' rights generally. The Guaranty has been duly executed and delivered and constitutes the valid and legally binding obligations of Guarantor, enforceable in accordance with its respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcements of creditors' rights generally, and by laws limiting enforceability as to issues of fraudulent conveyance due to possible issues of lack of consideration for the Guaranty.

                  4. To our knowledge, there are no actions, suits, investigations or administrative proceedings of or before any court, arbitrator or governmental authority, pending or threatened against Borrower or Guarantor or any of its respective properties or assets which (i) either in any case or in the aggregate, if adversely determined, would materially, adversely affect the business, operations or condition, financial or otherwise, of Borrower or Guarantor; or (ii) question the validity of any of the Loan Documents or any action to be taken in connection with the transactions contemplated thereby.

                  5. The execution, delivery and performance by the Obligors of the Loan Documents do not and will not (i) violate any provision of its respective Certificate of Incorporation, or to our knowledge (ii) violate any order, decree or judgment, or any provisions of any statute, rule or regulation, domestic or foreign; (iii) violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any agreement, mortgage, indenture or contract to which Borrower or Guarantor is a party, or (iv) result in the creation or imposition of any lien, charge or encumbrance of any nature

KeyBank National Association
July ___, 1998
Page 3

whatsoever upon any property or assets of Borrower or Guarantor except as contemplated by the Loan Documents.

                  6. To our knowledge (after due inquiry) the proceeds of the Loans are not being and will not be used, directly or indirectly, for the purpose of "purchasing" or "carrying" any "margin stock" in contravention of Regulation U or X promulgated by the Board of Governors of the Federal Reserve System.

                  7. To our knowledge, the Obligors are not in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or authority, domestic or foreign, or in violation of any law, statute or regulation, domestic or foreign, to which any of them is, or any of their respective properties are, subject, except for such defaults or violations which, in the aggregate, will not have a material, adverse effect on the business operations or condition, financial or otherwise, of Obligors.

                  Only you and your counsel may rely on this opinion and then only in connection with the Loan Documents and the transactions contemplated thereby.

                                                Very truly yours,



                                                --------------------------

                                                                      Exhibit D
                             Notice of Borrowing




                                                         [Insert date]


KeyBank National Association
1377 Motor Parkway
Islandia, New York  11788

Attention:  Mr. James V. Maiorino

            Re:      KeyBank National Association with Vicon Industries, Inc.

Gentlemen:

                  Pursuant to the Credit Agreement dated July 20, 1998 between us ("Credit Agreement"), this letter constitutes irrevocable notice that we request a Revolving Credit Loan as follows:

         1.       Amount of Loan:     [Insert amount]
         2.       Type of Loan:       [Insert Libor or Prime Rate Loan]
         3.       Interest Period:    [If Libor Loan, insert 30, 60 or 90 days]
         4.       Borrowing Date:     [Insert date]

                  We hereby certify that (i) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete on and as of the date hereof to the same extent as though made on and as of the date hereof, except as previously disclosed to and waived by the Bank in writing, (ii) no Event of Default or default which, upon notice, lapse of time or both, would constitute an Event of Default, has occurred under the Credit Agreement or could result after giving effect to the Loan requested hereunder and (iii) Borrower has performed all agreements and satisfied all conditions under the Credit Agreement required to be performed by it on or before the date hereof.

                  Capitalized terms used herein but not defined shall have the respective meanings given to them in the Credit Agreement.

                  IN WITNESS WHEREOF, Borrower has executed this certificate.

                                                Vicon Industries, Inc.


                                                By:____________________________
                                                   Name:
                                                   Title: